UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
July 8, 2011

____________________________

IMPERIAL RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

333-152160	106 East 6th Street, Suite 900 Austin, Texas 78701	83-0512922
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(512) 322-5740
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On July 8, 2011 Imperial Resources, Inc. (the “Company”), pursuant to the Securities Purchase Agreement with Coventry Capital, LLC dated December 31, 2010, entered into a second Securities Purchase Agreement (“Agreement”) with Coventry Capital, LLC (“Coventry”). Coventry subscribed for 532,461 shares of common stock at a 10% discount to the Volume Weighted Average closing Price (“VWAP”) for the ten business days prior to the Agreement, this being a price of $0.2817 per share.

The total subscription price of $150,000 is due to be paid in cash within fourteen days of the Agreement. No commission or other fee is payable.

Accordingly the Investor will be issued 532,461 shares of the Company’s common stock after payment for the subscription. Following the issuance the total number of issued shares of the Company’s common stock will be 42,894,561.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, IINN. (REGISTRANT)

Date: July 11, 2011	By:	/s/ Robert Durbin
Name: Robert Durbin
Title: Chief Executive